Exhibit 10.11

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE

PALVELLA THERAPEUTICS, INC. COMPANY 2019 EQUITY INCENTIVE PLAN

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between Palvella Therapeutics, Inc. Company, a Delaware corporation (the “Company”) and [________] (the “Optionee”).

WHEREAS, the Company maintains the Palvella Therapeutics, Inc. Company 2019 Equity Incentive Plan (the “Plan”) for the benefit of the key employees, directors and consultants of the Company and its subsidiaries; and

WHEREAS, the Plan permits the award of Non-Qualified Stock Options to purchase shares of the Company’s Non-Voting Common Stock, subject to the terms of the Plan; and

WHEREAS, to compensate the Optionee for his or her service to the Company and its Affiliates and to further align the Optionee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Optionee an option to purchase shares of the Company’s Non-Voting Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1.     Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [#] shares of the Company’s Non-Voting Common Stock (the “Option Shares”). The Option is subject to the terms set forth herein and in all respects is subject to the terms and provisions of the Plan, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2.     Nature of the Option. The Option is not intended to be an incentive stock option as described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits for the Optionee.

3.     Date of Grant; Term of Option. The Option was granted on [DATE] (the “Effective Date”) and may not be exercised later than the tenth anniversary of that date, subject to earlier termination in accordance with Section 7 of the Plan.

4.     Option Exercise Price. The per Share exercise price of the Option is $[EXERCISE PRICE] (the “Exercise Price”), which amount is intended to be at least equal to the Fair Market Value per Share (as defined in the Plan) on the Effective Date.

5.     Exercise of Option. The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

(a.)        Vesting. The Option will become vested and exercisable over a four-year period as follows:[INSERT VESTING SCHEDULE.]

(b.)        Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee, shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price and an amount equal to any required tax withholding. Payment of the Exercise Price and any required tax withholding may be made in cash or any other method approved by the Board.

(c.)        Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

(d.)        Additional Documents. As a condition to the effectiveness of the exercise of the Option Shares:

(i)                the Optionee’s spouse (if any) is required to execute and deliver to the Company the “Consent of Spouse” attached as Exhibit A;

(ii)               to the extent requested by the Company at or after exercise of the Option, the Optionee will be required to execute, and thereby become a party to and bound by, all the terms and conditions of any stockholder, voting or other similar agreement in a form provided by the Company; and

(iii)              the Optionee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(e.)        Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement. The Board may from time to time modify the terms of this Option or impose additional conditions on the exercise of this Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement. As a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty as may be required by or advisable under any applicable law or regulation.

(f.)         Employment with Affiliates. Solely for purposes of this Agreement, employment with the Company will be deemed to include employment with any Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

6.     Investment Representations. The Optionee represents and warrants to the Company that he or she is acquiring the Option (and upon exercise of the Option, will be acquiring the Option Shares) for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

7.     Tax Consequences. The Company does not represent or warrant that this Option (or the purchase or sale of the Shares subject hereto) will be subject to particular tax treatment. The Optionee acknowledges that he or she has reviewed with his or her own tax advisors the tax treatment of this Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard. The Optionee understands that he or she (and not the Company) will be responsible for his or her own tax liabilities arising in connection with this Option.

8.     Call Upon Cessation of Employment.

(a.)        If the Optionee’s employment with the Company ceases for any reason, the Company or its assignee may repurchase up to all of the Option Shares that the Optionee (and his or her permitted transferee, if any) acquires or has acquired from the Company. If such cessation of Optionee’s employment with the Company occurs by reason of a termination by the Company for Cause, the price payable by the Company or its assignee to repurchase the Shares pursuant to this Section 8(a) will be the lesser of (i) the Fair Market Value of those Shares at the time the right described in this Section 8 is exercised, or (ii) the price originally paid by the Optionee to acquire such Shares. Alternatively, if such cessation of Optionee’s employment with the Company occurs for any reason other than termination by the Company for Cause, the price payable by the Company or its assignee to repurchase the Shares pursuant to this Section 8(a) will be the Fair Market Value of those Shares at the time the right described in this Section 8 is exercised. Such price may be paid (x) in cash; (y) by offset of any obligation of the Optionee to the Company or its Affiliates; or (z) a note of the Company with a five-year term (or such longer period as may be required by any financing agreement to which the Company is a party) yielding the then-current rate of U.S. Treasury Notes with a comparable duration, subject to prepayment by the Company without penalty.

(b.)        With respect to each Option Share subject to repurchase pursuant to this Section 8, the Company (or its assignee) may exercise its repurchase right by delivery of written notice to the holder of such Share at any time during the 180-day period beginning on the later of (i) the date the Optionee’s employment with the Company ceases, or (ii) six months following the date the Optionee acquires the Shares. All the rights of the holder of any such Shares, other than the right to receive payment in the manner described in Section 8(a), will terminate as of the date of delivery by the Company of the written notice described in this paragraph. The only representation, warranty or covenant which the holder of such Shares will be required to make in connection with a sale pursuant to Section 8(a) is a representation and warranty with respect to his or her ownership of the Option Shares and his or her ability to convey title thereto free and clear of liens, claims or encumbrances.

(c.)        If a holder of Option Shares becomes obligated to transfer Shares to the Company or its assignee pursuant to this Agreement, that holder will endorse in blank any certificates evidencing the Option Shares to be sold and deliver those certificates to the Company or its assignee within 15 days of receipt of the notice described above in Section 8(b). Upon such delivery, full right, title and interest in such Shares will pass to the Company or its assignee. If a holder of Option Shares fails to deliver those Shares in accordance with the terms of this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, either (i) send to that holder the purchase price for such Shares, as herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of that holder for release upon delivery of the Option Shares in accordance with the terms of this Agreement. Thereupon, the Company or its assignee, upon written notice to the holder, will (x) cancel on its books the certificate or certificates representing the Option Shares required to be transferred, and (y) issue, in lieu thereof, in the name of the Company (or its assignee) a new certificate or certificates representing such Shares.

9.      Share Legends. A legend will be placed on any certificate evidencing an Option Share, pursuant to the Plan, applicable law or otherwise.

10.   Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.

11.   No Continuation of Employment. Neither the Plan nor this Option will confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries, or limit in any respect the right of the Company or its subsidiaries to terminate Optionee’s employment at any time, with or without Cause and with or without notice.

12.   Withholding. The Company is hereby authorized to withhold from any consideration payable or property transferable to the Optionee any taxes required to be withheld by applicable law in connection with the grant or exercise of this Option or the vesting or disposition of the Option Shares.

13.   The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or this Award Agreement.

14.   Entire Agreement. This Agreement, together with the Plan and any other exhibits attached hereto, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.

15.   Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto.

16.   Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

17.   Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

(This space intentionally left blank; signature page follows)

IN WITNESS WHEREOF, this Agreement has been executed by each party on the date indicated below, respectively.

PALVELLA THERAPEUTICS, INC.
COMPANY

Signature

Title

Date

[OPTIONEE]

Signature

Address

Date

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO PALVELLA THERAPEUTICS, INC. COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

Exhibit A

CONSENT OF SPOUSE

I,                                      , spouse of __________________ (the “Optionee”) have read and approve the foregoing Non-Qualified Stock Option Agreement (the “Agreement”). In consideration of the grant of the option to purchase shares of the Non-Voting Common Stock of Palvella Therapeutics, Inc. Company (the “Company”) as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

In addition, I am aware that, among other things, under the Agreement my spouse agrees to sell certain of his/her shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares is otherwise restricted. I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I predecease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement.

Dated: ___________________, ______

(Signature of Spouse)

(Printed Name)